SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

COMPUCOM SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14371	38-2363156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7171 Forest Lane, Dallas, TX	75230
(Address of principal executive offices)	(Zip Code)

(972) 856-3600

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On May 27, 2004, CompuCom Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CHR Holding Corporation (“Parent”) and CHR Merger Corporation (“Merger Subsidiary”) pursuant to which, on the effective date of the merger, each outstanding share of Company common stock would be converted into the right to receive $4.60 in cash, without interest, and each outstanding share of Company preferred stock would be converted into the right to receive $10.00 per share plus accumulated dividends. In addition, option holders with an exercise price less than $4.60 would be entitled to receive an amount equal to $4.60 minus the exercise price per share, multiplied by the number of shares subject to the option. Upon consummation of the merger, the Company would be a wholly owned subsidiary of Parent, which in turn is an affiliate of Platinum Equity, LLC (“Platinum”). Platinum will be responsible for the performance by Parent and Merger Subsidiary of all of their obligations under the Merger Agreement that are to be performed on or prior to the effective time of the merger.

Pursuant to a Principal Stockholder Agreement, dated as of May 27, 2004 (the “Principal Stockholder Agreement”), by and among Safeguard Scientifics, Inc. (“Safeguard”), Parent and Merger Subsidiary, Safeguard, which owns a majority of the capital stock of the Company entitled to vote on the merger, has agreed to call a meeting of the Safeguard shareholders to consider the merger. If the merger is approved by the Safeguard shareholders, Safeguard has agreed to vote its shares of Company common stock and preferred stock in favor of the merger at the special meeting of the Company (the “Company Shareholder Meeting”) to consider the merger. If Safeguard votes its shares of Company capital stock in favor of the merger at the Company Shareholder Meeting, then the Company will have received the requisite shareholder approval for the approval and adoption of the Merger Agreement and the merger.

The Merger Agreement, a copy of the press release issued by the Company in connection with the Merger Agreement, and the Principal Stockholder Agreement are included as Exhibits 2.1, 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits:

2.1	Agreement and Plan of Merger, by and among CompuCom Systems, Inc., CHR Holding Corporation and CHR Merger Corporation, dated as of May 27, 2004.

99.1	Press Release dated May 28, 2004.

99.2	Principal Stockholder Agreement, by and among Safeguard Scientifics, Inc., CHR Holding Corporation and CHR Merger Corporation, dated as of May 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCOM SYSTEMS, INC.

Date: May 28, 2004

By:	/s/ M. Lazane Smith

	Name:	M. Lazane Smith
	Title:	Senior Vice-President / Chief Financial officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, by and among CompuCom Systems, Inc., CHR Holding Corporation and CHR Merger Corporation, dated as of May 27, 2004.

99.1	Press Release dated May 28, 2004.

99.2	Principal Stockholder Agreement, by and among Safeguard Scientifics, Inc., CHR Holding Corporation and CHR Merger Corporation, dated as of May 27, 2004.